CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To AEI Environmental, Inc.:


As independent public accountants, we hereby consent to the inclusion of our report dated October 13, 2000 in Form 8K.

Balukoff, Lindstrom & Co., P.A.



Boise, Idaho
December 7, 2000